UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 25, 2009
DEALERTRACK HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51653	52-2336218

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1111 Marcus Ave., Suite M04, Lake Success, NY	11042

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 516-734-3600
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement.
     As previously reported in the Current Report on Form 8-K filed on January 9, 2009, Robert Cox, Senior Vice President and Chief Financial Officer left DealerTrack Holdings, Inc. (the “Company”) in connection with a workforce reduction. Mr. Cox’s last day with the Company was March 2, 2009.
     On February 25, 2009, the Company entered into a Severance Agreement and General Release (the “Agreement”) with Mr. Cox, setting forth the terms of his departure from the Company. Pursuant to the terms of the Agreement, Mr. Cox will receive, among other things, a single lump sum severance payment of $447,752, less applicable tax withholding and the acceleration of certain equity awards. A copy of the Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
No.	Description
10.1	Severance Agreement and General Release, dated February 25, 2009, by and between the Company and Robert Cox.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 3, 2009

DealerTrack Holdings, Inc.
By:	/s/ Mark F. O’Neil
Mark F. O’Neil
Chief Executive Officer

EXHIBIT INDEX

Exhibit
No.	Description
10.1	Severance Agreement and General Release, dated February 25 2009, by and between the Company and Robert Cox.